Exhibit 99.2

News Release	TRW Automotive 12001 Tech Center Drive Livonia, MI 48150

Investor Relations Contact:
Mark Oswald
(734) 855-3140

Media Contact:
John Wilkerson
(734) 855-3864
TRW Prices Public Offering of Common Stock at $17.50
LIVONIA, MICHIGAN, August 11, 2009 — TRW Automotive Holdings Corp. (NYSE: TRW), today announced the pricing of its registered public offering of 14,000,000 shares of its common stock at $17.50 per share. In addition, the Company has granted the underwriters a 30-day option to purchase up to an additional 2,100,000 shares of its common stock to cover over-allotments, if any.
The Company is expected to receive $234,087,500 in net proceeds from the sale of its common stock, plus any proceeds received from the exercise by the underwriters of their over-allotment option. TRW intends to use one-third of the net proceeds of the offering to repay borrowings under its term loan A facility and term loan B facility pro-rata and the remaining proceeds to repay borrowings on its revolving credit facility.
The offering was made under an effective shelf registration statement. J.P. Morgan, Goldman, Sachs & Co. and BofA Merrill Lynch were joint book-running managers.
A final prospectus supplement relating to the offering will be filed with the Securities and Exchange Commission. Copies of the final prospectus supplement relating to the offering may be obtained from the offices of J.P. Morgan, National Statement Processing, Prospectus Library, 4 Chase Metrotech Center, CS Level, Brooklyn, NY 11245 (718-242-8002) or Goldman, Sachs & Co., 85 Broad Street, New York, NY 10004, Attention: Prospectus Department (212-902-1171) or BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Prospectus Department (212-449-1000).

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state. The offering of these securities will be made only by means of the prospectus supplement and accompanying prospectus.
About TRW
With 2008 sales of $15.0 billion, TRW Automotive ranks among the world’s leading automotive suppliers. Headquartered in Livonia, Michigan, USA, the Company, through its subsidiaries, operates in 26 countries and employs approximately 60,000 people worldwide. TRW Automotive products include integrated vehicle control and driver assist systems, braking systems, steering systems, suspension systems, occupant safety systems (seat belts and airbags), electronics, engine components, fastening systems and aftermarket replacement parts and services. All references to “TRW Automotive”, “TRW” or the “Company” in this press release refer to TRW Automotive Holdings Corp. and its subsidiaries, unless otherwise indicated.
Forward-Looking Statements
This release contains statements that are not statements of historical fact, but instead are forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. We caution readers not to place undue reliance on these statements, which speak only as of the date hereof. All forward-looking statements are subject to numerous assumptions, risks and uncertainties which can cause our actual results to differ materially from those suggested by the forward-looking statements, including those set forth in our Report on Form 10-K for the fiscal year ended December 31, 2008 (our “Form 10-K”) , and in our Reports on Form 10-Q for the quarters ended April 3 and July 3, 2009, such as: any prolonged contraction in automotive sales and production adversely affecting our results, liquidity or the viability of our supply base; the financial condition of OEMs, particularly the Detroit Three, adversely affecting us or the viability of our supply base; disruptions in the financial markets adversely impacting the availability and cost of credit negatively affecting our business; our substantial debt and resulting vulnerability to economic or industry downturns and to rising interest rates; escalating pricing pressures from our customers; commodity inflationary pressures adversely affecting our profitability and supply base; our dependence on our largest customers; any impairment of a significant amount of our goodwill or other intangible assets; costs of product liability, warranty and recall claims and efforts by customers to adversely alter contract terms and conditions concerning warranty and recall participation; strengthening of the U.S. dollar and other foreign currency exchange rate fluctuations impacting our results; any increase in the expense and funding requirements of our pension and other postretirement benefits; risks associated with non-U.S. operations, including foreign exchange risks and economic uncertainty in some regions; work stoppages or other labor issues at our facilities or at the facilities of our customers or suppliers; volatility in our annual effective tax rate resulting from a change in earnings mix or other factors; costs or liabilities relating to environmental and safety regulations; assertions by or against us relating to intellectual property rights; the possibility that our largest stockholder’s interests will conflict with our or our other stockholders’ interests; and other risks and uncertainties set forth in our Form 10-K and in our other filings with the Securities and Exchange Commission. We do not undertake any obligation to release publicly any update or revision to any of the forward-looking statements.
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